Exhibit 99.5

Anchor Glass Closes Connellsville, PA Glass Container Plant

TAMPA, Florida, November 5, 2004 — Anchor Glass Container Corporation (NASDAQ:AGCC) today announced that, at its meeting on November 4th, the board of directors decided to close the Connellsville, Pennsylvania facility. The 624,000 square foot facility, with 2 furnaces and 4 machines, primarily produced beverage and beer glass containers. Production was terminated effective as of the close of business on November 4. The company expects to complete plant closure activities at Connellsville within twelve months.

The Board made this decision taking into consideration the excess supply conditions currently prevailing in the glass container industry and the company’s analysis of the economics of each Anchor Glass facility. This analysis is part of an ongoing and comprehensive operational review begun in the third quarter to increase the company’s asset productivity and free cash flow.

Darrin Campbell, chief executive officer of Anchor Glass, stated, “This was a very difficult decision, particularly considering the dedication, talent and hard work of the Connellsville employees. However, our recently completed analysis of Anchor Glass’ existing capacity given the current industry environment indicated that this plant’s economics could not be improved materially.”

Anchor Glass will work closely with Connellsville customers and suppliers to achieve smooth transitions. Approximately 300 employees will be affected and will receive pay in lieu of notice and severance including benefits continuation. Anchor Glass management has met with union representatives and will work with the respective unions and employees to provide support to Connellsville workers.

About Anchor

Anchor Glass Container Corporation is the third largest manufacturer of glass containers in the United States. It has eight strategically located facilities where it produces a diverse line of flint (clear), amber, green and other colored glass containers for the beer, beverage, food, liquor and flavored alcoholic beverage markets.

Forward-Looking Statements

This press release includes forward-looking statements. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements. Forward-looking statements involve risks and uncertainties faced by the Company including, but not limited to, economic, competitive, governmental and technological factors outside the control of the Company that may cause actual results to differ materially from the forward-looking statements. These risks and uncertainties may include the highly competitive nature of the glass container industry and the intense competition from makers of alternative forms of packaging; fluctuations in the prices for energy, particularly natural gas, and other raw materials; the Company’s focus on the beer industry and its dependence on certain key customers; the seasonal nature of brewing and other beverage industries; volatility in demand from emerging new markets; the Company’s dependence on certain executive officers; and changes in environmental and other government regulations. The Company operates in a changing environment in which new risk factors can emerge from time to time. It is not possible for management to predict all of these risks, nor can it assess the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in forward-looking statements. All forward-looking statements are subject to risks and uncertainties, including without limitation those identified in the Company’s annual report on Form 10-K, which could cause actual results to differ from those projected. The Company disclaims any obligation to update any forward-looking statements.

Investor Contacts:	Peter Reno, Interim Chief Financial Officer
Anchor Glass Container Corporation
813/882-7811

Jody Burfening/Carolyn Capaccio
Lippert/Heilshorn & Associates
212/838-3777

Company Contact:	Bob Blyth, Vice President Human Resources
813/882-7888

Media Contact:	Michael Hopkins
Lippert/Heilshorn & Associates
212/838-3777

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